EXHIBIT 5.2
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March [   ], 2004



Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
U.S.A.


Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
U.S.A.


RE: Registration Statement on Form S-4


Dear Ladies and Gentlemen:

         In connection with the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed jointly by Carnival Corporation (the "Company") and Carnival plc (the "Guarantor") with the United States Securities and Exchange Commission on March [ ], 2004 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the power of the Company to issue certain of the securities being registered under the Registration Statement.

         The Registration Statement relates to the registration under the Act of the Company's 3.75% Senior Notes due 2007 (the "Exchange Notes") and the guarantee of the Exchange Notes by the Guarantor. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture (the "Indenture"), dated as of April 25, 2001, between the Company and U.S. Bank National Association, as trustee, as supplemented by a fourth supplemental indenture dated as of November 10, 2003 (the "Supplemental Indenture") between those same parties.

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Carnival Corporation
Paul, Weiss, Rifkind, Wharton & Garrison LLP
March [ ], 2004
Page 2
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         In connection with our opinion, we have examined the Registration
Statement, the Indenture, the Supplemental Indenture and the Registration Rights Agreement, dated as of November 10, 2003, among the Company, the Guarantor, P&O Princess Cruises International Limited and the initial purchasers named therein (collectively, the "Documents"). In addition, we have examined copies of the Articles of Incorporation and By-Laws of the Company and all amendments thereto, and copies of certain corporate records and documents. We have also examined and relied upon certificates, affidavits and advice from officers of the Company or from public officials, as to certain factual matters, as we have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

1. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Republic of Panama.

2. The Company has full power and authority under the laws of the Republic of Panama and its Articles of Incorporation to execute, deliver and perform its obligations under the Documents, to issue and deliver the Exchange Notes, and to own, occupy, possess its properties and carry on its activities as described in the Registration Statement.

3. The execution and delivery of the Documents, the performance of the Company's obligations thereunder, the execution, issuance and delivery of the Exchange Notes, as applicable, and the performance of the Company's obligations thereunder have been duly authorized by all necessary corporate action by the Company.

4. The execution, delivery and performance of the Documents by the Company and the issuance and delivery of the Exchange Notes by the Company do not violate the Articles of Incorporation, Bylaws or other organizational documents of the Company or the laws of the Republic of Panama applicable thereto.

5. Because the Company conducts its operations outside the Republic of Panama, no Panamanian taxes or withholding will be imposed on payments to holders of the Exchange Notes.

         We hereby consent to the use of our name in the Registration Statement, to the filing of this opinion as Exhibit 5.2 and Exhibit 8.2 to the Registration Statement and the use of this opinion by the addressees hereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

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Carnival Corporation
Paul, Weiss, Rifkind, Wharton & Garrison LLP
March [ ], 2004
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         We are practicing in the Republic of Panama and do not purport to be experts on the laws of any other jurisdiction other than Panamanian law and therefore we express no opinion as to the laws of any jurisdiction other than Panamanian law.

                                            Yours truly,

                                            TAPIA, LINARES Y ALFARO

                                            /s/ Mario E. Correa
                                            -----------------------------
                                            Mario E. Correa